UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 27, 2012

UNION CARBIDE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-1463 (Commission file number)	13-1421730 (IRS Employer Identification No.)
1254 Enclave Parkway, Houston, Texas 77077
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 281-966-2727
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements
Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 27, 2012, the Board of Directors of Union Carbide Corporation (“UCC” or the “Corporation”) concluded that the Corporation’s previously issued financial statements for the year ended December 31, 2011 and report of independent registered public accounting firm should no longer be relied upon due to an error. In addition, Management’s Report on Internal Control Over Financial Reporting should no longer be relied upon. Therefore, the Corporation will restate its consolidated financial statements and revise Management’s Report on Internal Control Over Financial Reporting for the year ended December 31, 2011 and will present the restated financial statements in an amended Annual Report on Form 10-K/A for the year ended December 31, 2011.

The error, which occurred in December 2011, was identified during the course of management’s review of the financial results for the first quarter of 2012. Due to the use of an incorrect selling price, “Net sales to related companies” - specifically, sales to The Dow Chemical Company ("Dow"), UCC's parent - was overstated by $86 million for 2011 and “Net Income Attributable to Union Carbide Corporation” was overstated by $54 million. A summary of the effects of the restatement on the Corporation’s Consolidated Statement of Income and Consolidated Balance Sheet as of December 31, 2011 is as follows:

(In millions)	Year ended
	December 31, 2011
Consolidated Statement of Income	As Previously Reported	As Restated
Net sales to related companies	$6,780	$6,694
Total Net Sales	$6,966	$6,880
Income Before Income Taxes	$388	$302
Provision for income taxes	$119	$87
Net Income Attributable to Union Carbide Corporation	$269	$215

(In millions)	At December 31, 2011
Consolidated Balance Sheet	As Previously Reported	As Restated
Assets
Accounts receivable - Other	$127	$158
Notes receivable from related companies	$3,346	$3,261
Total current assets	$4,207	$4,153
Total Assets	$7,759	$7,705
Liabilities and Equity
Retained earnings	$5,307	$5,253
Union Carbide Corporation's stockholder's equity	$4,487	$4,433
Total equity	$4,489	$4,435
Total Liabilities and Equity	$7,759	$7,705

After an evaluation of all relevant facts and circumstances, management concluded that the error resulted from a material weakness in UCC's internal control over financial reporting, as the Corporation did not maintain effective controls to ensure the accuracy of the prices used to record related-company sales and the error was not detected during 2011. As part of the evaluation of all relevant facts and circumstances, management noted the following: the misstatement did not affect UCC's compliance with debt covenants; it did not impact management's compensation; it was isolated to December 2011; and it was not intentional or the result of fraudulent activity. The parent company, Dow, has confirmed the error was isolated to UCC, and did not impact the consolidated financial statements of Dow, as intercompany transactions are eliminated upon consolidation; nor did the error have any impact on Dow's internal control over financial reporting.

Management is in the process of remediating this material weakness, and has defined new controls to ensure the accuracy of the prices used to calculate the sale of products to related companies and enhanced its quarterly analysis and review of the Corporation's sales to related companies.

The Corporation’s management, the Audit Committee of the Board of Directors and the Board of Directors have discussed the matter with Deloitte & Touche LLP, the Corporation’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION CARBIDE CORPORATION
Registrant

Date:	May 1, 2012

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller The Dow Chemical Company Authorized Representative of Union Carbide Corporation